UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 19, 2022, the board of directors of Armstrong World Industries, Inc. (the “Company”) appointed William H. Osborne as a new director to its board. With the addition of Mr. Osborne, the board of directors expands to nine members.

The board has determined that Mr. Osborne will serve on the board's i) Finance, ii) Management Development and Compensation and iii) Nominating, Governance and Social Responsibility committees.

Mr. Osborne has over 35 years of experience and currently serves as senior vice president of Total Quality and Operations for Boeing Defense, Space & Security, a division of Boeing. He is also a member of the company’s Executive Council. Prior to his current position, he was as senior vice president of Enterprise Operations, where he led the company’s Enterprise Program Management, Supply Chain, Manufacturing and Quality functions. Prior to joining Boeing in 2018, Osborne held a variety of leadership roles at Navistar Corporation, Federal Signal Corporation and Ford Motor Company.

Mr. Osborne will be entitled to the standard compensation paid by the Company to all of its nonemployee directors under the Company’s director compensation program and will be eligible to participate in the Company’s 2016 Directors Stock Unit Plan. He will also enter into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2021.

Director Compensation Arrangements

On July 20, 2022, the board updated its director compensation program. Under the updated compensation arrangements for the Company’s nonemployee directors, the annual equity retainer for directors was increased from $105,000 to $125,000 and the annual retainer for the Chair of the board was increased from $90,000 to $100,000, of which $55,000 is payable in cash, and $45,000 is payable in equity. All other elements of the Company’s nonemployee director compensation program remain as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2022.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 21, 2022, the Company issued a press release announcing the appointment of Mr. Osborne to its board of directors. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Armstrong World Industries, Inc. dated July 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Austin K. So
Austin K. So
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: July 21, 2022